                                                                               .
                                                                               .
                                                                               .
EXHIBIT 99.1





ROADWAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                               September 13, 2003   December 31, 2002
                                                               ------------------   -----------------
                                                                 (in thousands, except share data)
Assets
Current assets:
  Cash and cash equivalents                                      $       132,894     $       106,929
  Accounts receivable, including retained interest
      in securitized receivables, net                                    241,975             230,216
  Assets of discontinued operations                                           --              87,431
  Other current assets                                                    48,125              38,496
                                                                 ---------------     ---------------
Total current assets                                                     422,994             463,072

Carrier operating property, at cost                                    1,509,280           1,515,648
Less allowance for depreciation                                        1,017,936           1,006,465
                                                                 ---------------     ---------------
Net carrier operating property                                           491,344             509,183

Goodwill, net                                                            285,874             283,910
Other assets                                                              83,201              79,708
                                                                 ---------------     ---------------
Total assets                                                     $     1,283,413     $     1,335,873
                                                                 ===============     ===============

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                                               $       187,924     $       193,501
  Salaries and wages                                                     125,863             151,464
  Liabilities of discontinued operations                                      --              32,407
  Other current liabilities                                               58,951              83,518
                                                                 ---------------     ---------------
Total current liabilities                                                372,738             460,890

Long-term liabilities:
  Casualty claims and other                                               71,584              78,548
  Accrued pension and retiree medical                                    146,582             135,053
  Long-term debt                                                         248,924             273,513
                                                                 ---------------     ---------------
Total long-term liabilities                                              467,090             487,114

Shareholders' equity:
  Common Stock - $.01 par value
     Authorized - 100,000,000 shares
     Issued - 20,556,714 shares                                              206                 206
     Outstanding - 20,422,417 in 2003 and 19,368,590 in 2002
  Other shareholders' equity                                             443,379             387,663
                                                                 ---------------     ---------------
Total shareholders' equity                                               443,585             387,869
                                                                 ---------------     ---------------
Total liabilities and shareholders' equity                       $     1,283,413     $     1,335,873
                                                                 ===============     ===============


Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See notes to condensed consolidated financial statements.

ROADWAY CORPORATION AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)



                                                                                Twelve Weeks Ended
                                                                                  (Third Quarter)
                                                                     September 13, 2003   September 7, 2002
                                                                     ------------------   -----------------
                                                                    (in thousands, except per share data)
Revenue                                                               $       751,594      $       681,696
Operating expenses:
  Salaries, wages and benefits                                                477,174              438,017
  Operating supplies and expenses                                             122,412              108,176
  Purchased transportation                                                     77,246               63,850
  Operating taxes and licenses                                                 18,515               17,966
  Insurance and claims expense                                                 15,133               16,483
  Provision for depreciation                                                   16,658               18,079
  Net (gain) loss on disposal of operating property                            (5,068)               1,075
  Compensation and other expense related to the
      acquisition by Yellow Corporation                                        24,337                   --
                                                                      ---------------      ---------------
Total operating expenses                                                      746,407              663,646
                                                                      ---------------      ---------------
Operating income from continuing operations                                     5,187               18,050
Interest (expense)                                                             (4,735)              (5,469)
Other (expense), net                                                           (1,544)              (1,181)
                                                                      ---------------      ---------------

(Loss) income from continuing operations before income taxes                   (1,092)              11,400
Provision for income taxes                                                      2,309                4,944
                                                                      ---------------      ---------------
(Loss) income from continuing operations                                       (3,401)               6,456
Income from discontinued operations                                                --                  480
                                                                      ---------------      ---------------
Net (loss) income                                                     $        (3,401)     $         6,936
                                                                      ===============      ===============
(Loss) earnings per share - basic:
  Continuing operations                                               $         (0.18)     $          0.35
  Discontinued operations                                                          --                 0.03
                                                                      ---------------      ---------------
Total (loss) earnings per share - basic                               $         (0.18)     $          0.38
                                                                      ===============      ===============
(Loss) earnings per share - diluted:
  Continuing operations                                               $         (0.18)     $          0.33
  Discontinued operations                                                          --                 0.03
                                                                      ---------------      ---------------
Total (loss) earnings per share - diluted                             $         (0.18)     $          0.36
                                                                      ===============      ===============

Average shares outstanding - basic                                             19,460               18,478
Average shares outstanding - diluted                                           19,460               18,914
Dividends declared per share                                          $          0.05      $          0.05

See notes to condensed consolidated financial statements.

ROADWAY CORPORATION AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)


                                                                        Thirty-six Weeks Ended
                                                                           (Three Quarters)
                                                                September 13, 2003   September 7, 2002
                                                                ------------------   -----------------
                                                                (in thousands, except per share data)
Revenue                                                          $     2,247,192      $     1,936,666
Operating expenses:
  Salaries, wages and benefits                                         1,420,832            1,264,454
  Operating supplies and expenses                                        382,846              314,489
  Purchased transportation                                               227,755              173,134
  Operating taxes and licenses                                            57,069               51,011
  Insurance and claims expense                                            44,774               41,043
  Provision for depreciation                                              50,827               54,319
  Net (gain) loss on disposal of operating property                       (4,227)               1,653
  Compensation and other expense related to the
     acquisition by Yellow Corporation                                    24,337                   --
                                                                 ---------------      ---------------
Total operating expenses                                               2,204,213            1,900,103
                                                                 ---------------      ---------------
Operating income from continuing operations                               42,979               36,563
Interest (expense)                                                       (14,616)             (16,406)
Other (expense), net                                                      (4,501)              (3,891)
                                                                 ---------------      ---------------
Income from continuing operations before income taxes                     23,862               16,266
Provision for income taxes                                                12,790                7,047
                                                                 ---------------      ---------------
Income from continuing operations                                         11,072                9,219
(Loss) income from discontinued operations                                  (155)               1,642
                                                                 ---------------      ---------------
Net income                                                       $        10,917      $        10,861
                                                                 ===============      ===============
Earnings (loss) per share - basic:
  Continuing operations                                          $          0.58      $          0.50
  Discontinued operations                                                  (0.01)                0.09
                                                                 ---------------      ---------------
Total earnings per share - basic                                 $          0.57      $          0.59
                                                                 ===============      ===============
Earnings (loss) per share - diluted:
  Continuing operations                                          $          0.58      $          0.48
  Discontinued operations                                                  (0.01)                0.09
                                                                 ---------------      ---------------
Total earnings per share - diluted                               $          0.57      $          0.57
                                                                 ===============      ===============
Average shares outstanding - basic                                        19,018               18,502
Average shares outstanding - diluted                                      19,038               18,982
Dividends declared per share                                     $          0.15      $          0.15

See notes to condensed consolidated financial statements.

ROADWAY CORPORATION AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)


                                                                           Thirty-six Weeks Ended
                                                                              (Three Quarters)
                                                                   September 13, 2003   September 7, 2002
                                                                   ------------------   -----------------
                                                                              (in thousands)
   Cash flows from operating activities
   Income from continuing operations                                 $       11,072      $        9,219
   Depreciation and amortization                                             53,226              55,565
   Other operating adjustments                                              (10,050)            (20,654)
                                                                     --------------      --------------
   Net cash provided by operating activities                                 54,248              44,130

   Cash flows from investing activities
   Purchases of carrier operating property                                  (37,427)            (46,863)
   Sales of carrier operating property                                        9,516               1,934
   Business disposal (acquisition)                                           47,430             (24,191)
                                                                     --------------      --------------
   Net cash provided (used) by investing activities                          19,519             (69,120)

   Cash flows from financing activities
   Dividends paid                                                            (2,941)             (2,799)
   Sale of treasury shares                                                    8,927                 994
   (Purchase) of treasury shares                                             (2,203)            (14,115)
   Transfer from discontinued operation                                          --               5,000
   Long-term (repayments) borrowings                                        (51,851)             (5,000)
                                                                     --------------      --------------
   Net cash (used) by financing activities                                  (48,068)            (15,920)

   Effect of exchange rate changes on cash                                      305                (200)
                                                                     --------------      --------------
   Net increase (decrease) in cash and cash equivalents from
      continuing operations                                                  26,004             (41,110)
   Net (decrease) in cash and cash equivalents from discontinued
      operations                                                                (39)             (4,080)
   Cash and cash equivalents at beginning of period                         106,929             110,432
                                                                     --------------      --------------

   Cash and cash equivalents at end of period                        $      132,894      $       65,242
                                                                     ==============      ==============




The following table shows all non-cash investing and financing activities for the three quarters ended September 13, 2003 and September 7, 2002:


                                                                            Thirty-six Weeks Ended
                                                                               (Three Quarters)
                                                                   September 13, 2003   September 7, 2002
                                                                   ------------------   -----------------
                                                                               (in thousands)
Investing activities:  Issuance of Note Receivable in
  connection with the sale of ATS                                    $        8,000      $           --
Financing activities:  Issuance of Treasury shares to fund
  various employee stock plans                                       $       20,935      $       13,568

See notes to condensed consolidated financial statements.

Roadway Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)


Note 1--Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve and thirty-six weeks ended September 13, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2002.

Roadway Corporation (the Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

The Company completed the required transitional goodwill impairment test under SFAS No. 142 for all reporting units effective June 21, 2003 which did not indicate any impairment. The Company expects to perform the required annual goodwill impairment assessment on a recurring basis at the end of the second quarter each year, or more frequently should any indicators of possible impairment be identified.

Roadway recognizes revenue on the date that freight is delivered to the consignee, at which time all services have been rendered. Roadway recognizes revenue on a gross basis since we are the primary obligor in the arrangement, even if we use other transportation service providers who act on our behalf, because we are responsible to the customer for complete and proper shipment, including the risk of physical loss or damage of the goods and cargo claims issues. In addition, we retain all credit risk. Related expenses are recognized as incurred.

Note 2--Stock-based compensation

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. The Company has adopted the disclosure provision of SFAS No. 148 as of December 31, 2002. As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, the Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company has issued stock options for which compensation expense is not recognized in the Company's financial statements because the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of grant.

The following table sets forth the impact of stock based compensation had we elected to follow SFAS 123:

                                                          Twelve weeks ended                   Thirty-six weeks ended
                                                            (Third quarter)                        (Three quarters)
                                                  Sept 13, 2003        Sept 7, 2002        Sept 13, 2003        Sept 7, 2002
                                                 ---------------      ---------------     ---------------      ---------------
                                                                     (in thousands, except per share data)
(Loss) income-as reported from:
    Continuing operations                        $        (3,401)     $         6,456     $        11,072      $         9,219
    Discontinued operations                                   --                  480                (155)               1,642
                                                 ---------------      ---------------     ---------------      ---------------
Net (loss) income -as reported                   $        (3,401)     $         6,936     $        10,917      $        10,861
                                                 ===============      ===============     ===============      ===============
Add: Stock-based compensation expense
included in reported income from
continuing operations, net of tax effects        $         7,807      $         1,183     $        10,088      $         3,748
Deduct: Total stock-based compensation
expense determined under fair value based
method for all awards, net of tax effects
                                                           8,091                1,454              10,807                4,453
                                                 ---------------      ---------------     ---------------      ---------------
(Loss) income--pro forma from:
    Continuing operations                                 (3,685)               6,185              10,353                8,514
    Discontinued operations                                   --                  480                (155)               1,642
                                                 ---------------      ---------------     ---------------      ---------------
        Net (loss) income--pro forma             $        (3,685)     $         6,665     $        10,198      $        10,156
                                                 ===============      ===============     ===============      ===============
Basic (loss) earnings per share
    As reported: continuing operations           $         (0.18)     $          0.35     $          0.58      $          0.50
    As reported: discontinued operations                      --                 0.03               (0.01)                0.09
                                                 ---------------      ---------------     ---------------      ---------------
        As reported: total                       $         (0.18)     $          0.38     $          0.57      $          0.59
                                                 ===============      ===============     ===============      ===============
    Pro forma: continuing operations             $         (0.20)     $          0.33     $          0.54      $          0.46
    Pro forma: discontinued operations                        --                 0.03               (0.01)                0.09
                                                 ---------------      ---------------     ---------------      ---------------
        Pro forma total                          $         (0.20)     $          0.36     $          0.53      $          0.55
                                                 ===============      ===============     ===============      ===============
Diluted (loss) earnings per share
    As reported: continuing operations           $         (0.18)     $          0.33     $          0.58      $          0.48
    As reported: discontinued operations                      --                 0.03               (0.01)                0.09
                                                 ---------------      ---------------     ---------------      ---------------
        As reported: total                       $         (0.18)     $          0.36     $          0.57      $          0.57
                                                 ===============      ===============     ===============      ===============
     Pro forma: continuing operations            $         (0.20)     $          0.32     $          0.54      $          0.44
     Pro forma: discontinued operations                       --                 0.03               (0.01)                0.09
                                                 ---------------      ---------------     ---------------      ---------------
        Pro forma: total                         $         (0.20)     $          0.35     $          0.53      $          0.53
                                                 ===============      ===============     ===============      ===============

Note 3--Pending acquisition of the Company by Yellow Corporation

Roadway Corporation announced on July 8, 2003 that a definitive agreement had been signed under which Yellow Corporation would acquire Roadway for approximately $966 million, or $48 per share (based on a fixed exchange ratio and a 60-day average price per share of $24.95 for Yellow common stock in a half cash, half stock transaction). If this transaction proceeds to the ultimate acquisition of Roadway Corporation by Yellow Corporation, Roadway Corporation will no longer exist as a Registrant. Separate disclosure of audited financial statements may be required to satisfy financing requirements by creditors, however, no such reporting requirements have as yet been determined.


Note 4--Discontinued operations

On December 26, 2002, the Company entered into an agreement to sell Arnold Transportation Services (ATS) to a management group led by the unit's president and a private equity firm, for approximately $55 million, consisting of $47 million in cash and an $8 million note. The ATS business segment was acquired as part of the Company's purchase of Arnold Industries, Inc. (subsequently renamed Roadway Next Day Corporation) in November 2001, but did not fit the Company's strategic focus of being a less-than-truckload (LTL) carrier. The transaction was completed on January 23, 2003. The Company recognized a gain of $150,000, net of tax, as a result of this transaction.

The Company has reported the ATS results as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all periods presented exclude the amounts related to this discontinued operation.


Note 5--Earnings per Share

The following table sets forth the computation of basic and diluted (loss) earnings per share:

                                                    Twelve Weeks Ended               Thirty-six Weeks Ended
                                                     (Third Quarter)                    (Three Quarters)
                                            Sept 13, 2003      Sept 7, 2002      Sept 13, 2003      Sept 7, 2002
                                            -------------      -------------     -------------      -------------
                                                           (in thousands, except per share data)
(Loss) income from:
   Continuing operations                    $      (3,401)     $       6,456     $      11,072      $       9,219
   Discontinued operations                             --                480              (155)             1,642
                                            -------------      -------------     -------------      -------------
Net (loss) income                           $      (3,401)     $       6,936     $      10,917      $      10,861
                                            =============      =============     =============      =============
Weighted-average shares for
   basic earnings per share                        19,460             18,478            19,018             18,502
Management incentive stock plans                       --                436                20                480
                                            -------------      -------------     -------------      -------------
Weighted-average shares for
   diluted earnings per share                      19,460             18,914            19,038             18,982
                                            =============      =============     =============      =============

Basic (loss) earnings per share from:
   Continuing operations                    $       (0.18)     $        0.35     $        0.58      $        0.50
   Discontinued operations                             --               0.03             (0.01)              0.09
                                            -------------      -------------     -------------      -------------
Basic earnings per share                    $       (0.18)     $        0.38     $        0.57      $        0.59
                                            =============      =============     =============      =============
Diluted (loss) earnings per share from:
   Continuing operations                    $       (0.18)     $        0.33     $        0.58      $        0.48
   Discontinued operations                             --               0.03             (0.01)              0.09
                                            -------------      -------------     -------------      -------------
Diluted (loss) earnings per share           $       (0.18)     $        0.36     $        0.57      $        0.57
                                            =============      =============     =============      =============

For all periods presented, there were no stock options or other potentially dilutive securities that could potentially dilute basic earnings per share in the future that were not included in the computation of dilutive earnings per share.

Note 6--Segment information

The Company provides freight services in two business segments: Roadway Express (Roadway) and New Penn Motor Express (New Penn). The Roadway segment provides long haul, expedited, and regional LTL freight services in North America and offers services to over 100 countries worldwide. The New Penn segment provides regional, next-day ground LTL freight service operating primarily in New England and the Middle Atlantic States.

The Company's reportable segments are identified based on differences in products, services, and management structure. Operating income is the primary measure used by our chief operating decision-maker in evaluating segment profit and loss and in allocating resources and evaluating segment performance. Business segment assets consist primarily of customer receivables, net carrier operating property, and goodwill.


                                                            Twelve weeks ended September 13, 2003
                                                                       (Third Quarter)

                                                    Roadway Express        New Penn             Total
                                                    ---------------      -------------      -------------
                                                                        (in thousands)
Revenue                                              $     700,668       $      50,926      $     751,594
Operating expense:
   Salaries, wages & benefits                              441,446              33,412            474,858
   Operating supplies                                      117,826               7,247            125,073
   Purchased transportation                                 76,729                 517             77,246
   Operating license and tax                                17,025               1,390             18,415
   Insurance and claims                                     14,530                 527             15,057
   Depreciation                                             14,250               2,239             16,489
   Net (gain) loss on sale of operating property            (5,069)                  1             (5,068)
   Compensation and other expense related to the
    Yellow acquisition                                      23,374                 963             24,337
                                                     -------------       -------------      -------------
Total operating expense                                    700,111              46,296            746,407
                                                     -------------       -------------      -------------
Operating income                                     $         557       $       4,630      $       5,187
                                                     =============       =============      =============

Operating ratio                                               99.9%               90.9%              99.3%

Total assets                                         $     802,834       $     406,365      $   1,209,199

                                                             Twelve weeks ended September 7, 2002
                                                                       (Third Quarter)

                                                    Roadway Express        New Penn               Total
                                                    ---------------      -------------      -------------
                                                                        (in thousands)
Revenue                                              $     631,158      $      50,538       $     681,696
Operating expense:
   Salaries, wages & benefits                              402,918             33,171             436,089
   Operating supplies                                      104,540              5,929             110,469
   Purchased transportation                                 63,318                532              63,850
   Operating license and tax                                16,512              1,420              17,932
   Insurance and claims                                     15,488                784              16,272
   Depreciation                                             15,507              2,452              17,959
   Net loss (gain) on sale of operating property             1,129                (54)              1,075
                                                     -------------      -------------       -------------
Total operating expense                                    619,412             44,234             663,646
                                                     -------------      -------------       -------------
Operating income                                     $      11,746      $       6,304       $      18,050
                                                     =============      =============       =============

Operating ratio                                               98.1%              87.5%               97.4%
Total assets                                         $     725,538      $     366,733       $   1,092,271



                                                          Thirty-six weeks ended September 13, 2003
                                                                       (Three Quarters)

                                                    Roadway Express         New Penn              Total
                                                    ---------------      -------------      -------------
                                                                        (in thousands)
Revenue                                              $   2,097,068      $     150,124       $   2,247,192
Operating expense:
   Salaries, wages & benefits                            1,313,985             99,512           1,413,497
   Operating supplies                                      369,386             22,158             391,544
   Purchased transportation                                226,247              1,508             227,755
   Operating license and tax                                52,586              4,206              56,792
   Insurance and claims                                     42,024              2,165              44,189
   Depreciation                                             43,646              6,680              50,326
   Net (gain) loss on sale of operating property            (4,288)                61              (4,227)
   Compensation and other expense related to the
    Yellow acquisition                                      23,374                963              24,337
                                                     -------------      -------------       -------------
Total operating expense                                  2,066,960            137,253           2,204,213
                                                     -------------      -------------       -------------
Operating income                                     $      30,108      $      12,871       $      42,979
                                                     =============      =============       =============

Operating ratio                                               98.6%              91.4%               98.1%

                                                           Thirty-six weeks ended September 7, 2002
                                                                       (Three Quarters)

                                                    Roadway Express        New Penn             Total
                                                    ---------------      -------------      -------------
                                                                        (in thousands)
Revenue                                             $     1,791,125      $     145,541      $   1,936,666
Operating expense:
   Salaries, wages & benefits                             1,161,888             96,602          1,258,490
   Operating supplies                                       303,527             17,980            321,507
   Purchased transportation                                 171,761              1,373            173,134
   Operating license and tax                                 46,743              4,162             50,905
   Insurance and claims                                      37,840              2,625             40,465
   Depreciation                                              46,192              7,757             53,949
   Net loss (gain) on sale of operating property              1,778               (125)             1,653
                                                    ---------------      -------------      -------------
Total operating expense                                   1,769,729            130,374          1,900,103
                                                    ---------------      -------------      -------------
Operating income                                    $        21,396      $      15,167      $      36,563
                                                    ===============      =============      =============

Operating ratio                                                98.8%              89.6%              98.1%




Reconciliation of segment operating income to consolidated operating income from continuing operations before taxes:

                                                     Twelve Weeks Ended                 Thirty-six weeks ended
                                                      (Third Quarter)                       (Three quarters)
                                             Sept 13, 2003      Sept 7, 2002       Sept 13, 2003      Sept 7, 2002
                                             -------------      -------------      -------------      -------------
                                                                      (in thousands)
Segment operating income from
   continuing operations                     $       5,187      $      18,050      $      42,979      $      36,563
Unallocated corporate income                            --                 --                 --                 --
Interest (expense)                                  (4,735)            (5,469)           (14,616)           (16,406)
Other (expense), net                                (1,544)            (1,181)            (4,501)            (3,891)
                                             -------------      -------------      -------------      -------------
Consolidated (loss) income from
   continuing operations before taxes        $      (1,092)     $      11,400      $      23,862      $      16,266
                                             =============      =============      =============      =============

Reconciliation of total segment assets to total consolidated assets:



                                                              September 13, 2003     December 31, 2002
                                                              ------------------     -----------------
                                                                           (in thousands)
Total segment assets                                            $   1,209,199         $   1,211,584
Unallocated corporate assets                                          101,901                41,351
Assets of discontinued operations                                          --                87,431
Elimination of intercompany balances                                  (27,687)               (4,493)
                                                                -------------         -------------
Consolidated assets                                             $   1,283,413         $   1,335,873
                                                                =============         =============

Note 7--Comprehensive Income

Comprehensive income differs from net income due to foreign currency translation adjustments and derivative fair value adjustments as shown below:

                                                    Twelve weeks Ended                 Thirty-six weeks ended
                                                      (Third Quarter)                     (Three quarters)
                                             Sept 13, 2003      Sept 7, 2002       Sept 13, 2003     Sept 7, 2002
                                             -------------      -------------      -------------     -------------
                                                                          (in thousands)
Net (loss) income                            $      (3,401)     $       6,936      $      10,917     $      10,861
Foreign currency translation adjustments              (707)              (628)             5,069              (684)
Derivative fair value adjustment                        --                158                126               158
                                             -------------      -------------      -------------     -------------
Comprehensive (loss) income                  $      (4,108)     $       6,466      $      16,112     $      10,335
                                             =============      =============      =============     =============


Note 8--Goodwill

At December 31, 2002 and September 13, 2003, the Company's goodwill included $269 million recorded in connection with our acquisition of Arnold Industries Inc., renamed Roadway Next Day Corporation, on November 30, 2001. The Company initially recognized goodwill in the amount of $254 million at December 31, 2001. The preliminary purchase price allocation between New Penn Motor Express (New Penn) and Arnold Transportation Services (ATS) was expected to be adjusted as estimated fair values of assets acquired and liabilities assumed were finalized during 2002.

The preliminary allocation of goodwill was calculated based on the historic book values of assets, liabilities assumed, and an estimated purchase price allocation for the entity. During 2002, various adjustments were made to the preliminary purchase price that included direct acquisition costs, finalization of a third-party appraisal of the assets, an analysis of existing tax liabilities, and the pending sale of ATS. The third-party property appraisal resulted in the write-down of carrier operating property values due to the depressed used equipment market.

The final valuation of ATS was based on the sales price of $55 million, negotiated on October 2, 2002 between that unit's president, a private equity firm, and the Company. The price is consistent with actual market valuations from other interested potential purchasers obtained in the fall of 2002.

No indicator of impairment in the value of ATS existed from the date of purchase through the final sale. There was no change in operational performance during 2002 that would have caused us to modify the value of ATS. Despite declining overall economic market conditions in 2002 compared to 2001, ATS' operating revenue and operating income remained constant.

The sale of ATS, while not contemplated at the time of acquisition, was negotiated within one year of the purchase, and was accordingly deemed the most reasonable fair value of the ATS entity. In addition, the allocation of goodwill primarily to New Penn was considered appropriate, as the entity originally sought in the acquisition of Arnold Industries, Inc. was New Penn. The acquisition presented Roadway with a strategic opportunity to build upon and extend its transportation services. New Penn, the less-than-truckload business unit, has historically had one of the lowest (best) operating ratios in the industry. The operating ratio is calculated as operating expenses divided by revenue.

The goodwill allocation between the Roadway Next Day Corporation entities at December 31, 2001 and December 31, 2002 is as follows (in thousands):

                  New Penn            ATS       Roadway Next Day        Total
                ------------     ------------   ----------------   ------------
Preliminary     $    187,576     $     65,956               --     $    253,532
Final           $    268,894               --     $        199     $    269,093

The following table shows all the changes to goodwill during 2002 (in thousands). There have been no changes to goodwill since December 31, 2002.


Goodwill, December 31, 2001                                       $   253,532
Additional direct transaction costs                                       998
Net write-down of assets to appraisal value                            21,837
Reclassification to intangible assets                                  (5,630)
Tax accrual adjustment                                                 (1,644)
                                                                  -----------
Goodwill, December 31, 2002                                       $   269,093
                                                                  ===========


Note 9--Intangible assets other than goodwill

The following table shows the identifiable intangible assets other than goodwill, and indicates which assets are subject to amortization and the life assigned to them. These assets are recorded on the books of the New Penn segment. The estimated aggregate amortization expense is $654,000 in the next fiscal year and $154,000 in each of the fours years thereafter.

As of September 13, 2003:


                                                                        Expense
                                                                       recognized
                                                 Accumulated         through three
Description                   Gross amount       amortization           quarters                Life
-----------                 ---------------     ---------------     ---------------     ---------------
Customer contracts          $       770,000     $       260,615     $       106,615            5 years
Purchased customer list           3,000,000           2,346,500             346,500            3 years
Trade names                       2,750,000                  --                  --          indefinite
                            ---------------     ---------------     ---------------
Total                       $     6,520,000     $     2,607,115     $       453,115
                            ===============     ===============     ===============

As of December 31, 2002:


                                                                        Expense
                                                                      recognized
                                                  Accumulated        through four
Description                   Gross amount        amortization          quarters                Life
-----------                 ---------------     ---------------     ---------------     ---------------
Customer contracts          $       770,000     $       154,000     $       154,000            5 years
Purchased customer list           3,000,000           2,000,000           2,000,000            3 years
Trade names                       2,750,000                  --                  --          indefinite
                            ---------------     ---------------     ---------------
Total                       $     6,520,000     $     2,154,000     $     2,154,000
                            ===============     ===============     ===============



Note 10--Contingent Matter

The Company's former parent, Caliber System, Inc., formerly known as Roadway Services, Inc (which was subsequently acquired by FDX Corporation, a wholly owned subsidiary of FedEx Corporation), is currently under examination by the Internal Revenue Service for tax years 1994 and 1995 (years prior to the spin-off of the Company). The IRS has proposed substantial adjustments for these tax years for multi-employer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter; however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent on January 2, 1996 (the date of the spin-off) the Company is obligated to reimburse the former parent for any additional taxes and interest that relate to the Company's business prior to the spin-off. The amount and timing of such payments is dependent on the ultimate resolution of the former parent's disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. On January 16, 2003, the Company made a $14 million payment to its former parent under the tax sharing agreement for taxes and interest related to certain of the proposed adjustments for tax years 1994 and 1995.

We estimate the range of the remaining payments that may be due to the former parent to be $0 to $16 million in additional taxes and $0 to $11 million in related interest, net of tax benefit. The Company has established a $16 million deferred tax liability and certain other reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company's results of operations and financial position.

Note 11--Impact of the acquisition-related charges

We are presenting this schedule to provide additional information for comparability to prior year operating results. This presentation should not be construed as a better measurement than the income statements as defined by generally accepted accounting principles. The following tables show the charges related to the pending acquisition of Roadway Corporation by Yellow Corporation, and their impact on operating income, operating ratio, income taxes, and earnings per share. These charges resulted primarily from the vesting of restricted stock awards, other compensation expense and transaction costs. The Company's effective tax rate has increased from 42.0% to 53.6% as a result of the non-deductibility of these acquisition-related costs.



                                     Twelve Weeks Ended September 13, 2003
                                               (Third quarter)

                                                 Acquisition
                              As reported           Charges          As adjusted
                              ------------       ------------       ------------
Roadway Corporation

Revenue                       $    751,594       $         --       $    751,594
Operating expenses                 746,407            (24,337)           722,070
                              ------------       ------------       ------------
Operating Income                     5,187             24,337             29,524
Other (expense), net                (6,279)                --             (6,279)
                              ------------       ------------       ------------
Pretax (loss) income                (1,092)            24,337             23,245
Income tax expense                   2,309              7,454              9,763
                              ------------       ------------       ------------
Net (loss) income             $     (3,401)      $     16,883       $     13,482
                              ============       ============       ============
(Loss) earnings per share
  (diluted)                   $      (0.18)      $       0.89       $       0.71
Operating ratio                       99.3%                                 96.1%

        Roadway Express

Revenue                       $    700,668       $         --       $    700,668
Operating expenses                 700,111            (23,374)           676,737
                              ------------       ------------       ------------
Operating income              $        557       $     23,374       $     23,931
                              ============       ============       ============

Operating ratio                       99.9%                                 96.6%

           New Penn

Revenue                       $     50,926       $         --       $     50,926
Operating expenses                  46,296               (963)            45,333
                              ------------       ------------       ------------
Operating income              $      4,630       $        963       $      5,593
                              ============       ============       ============

Operating ratio                       90.9%                                 89.0%

                                        Thirty-six Weeks Ended September 13, 2003
                                                     (Three Quarters)

                                                       Acquisition
                                  As reported            Charges             As adjusted
                                 --------------       --------------       --------------
Roadway Corporation

Revenue                          $    2,247,192       $           --       $    2,247,192
Operating expenses                    2,204,213              (24,337)           2,179,876
                                 --------------       --------------       --------------
Operating income                         42,979               24,337               67,316
Other (expense), net                    (19,117)                  --              (19,117)
                                 --------------       --------------       --------------
Pretax income                            23,862               24,337               48,199
Income tax expense                       12,790                7,454               20,244
                                 --------------       --------------       --------------
Operating income from
  continuing operations                  11,072               16,883               27,955
(Loss) from discontinued
  operations                               (155)                  --                 (155)
                                 --------------       --------------       --------------
Net income                       $       10,917       $       16,883       $       27,800
                                 ==============       ==============       ==============

Earnings per share (diluted)     $         0.57       $         0.89       $         1.46
Operating ratio                            98.1%                                     97.0%




        Roadway Express

Revenue                          $    2,097,068       $           --       $    2,097,068
Operating expenses                    2,066,960              (23,374)           2,043,586
                                 --------------       --------------       --------------
Operating income                 $       30,108       $       23,374       $       53,482
                                 ==============       ==============       ==============

Operating ratio                            98.6%                                     97.4%



           New Penn

Revenue                          $      150,124       $           --       $      150,124
Operating expenses                      137,253                 (963)             136,290
                                 --------------       --------------       --------------
Operating income                 $       12,871       $          963       $       13,834
                                 ==============       ==============       ==============

Operating ratio                            91.4%                                     90.8%